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                                                               Exhibit No. 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-71462, 333-05253, 333-15191, 333-61997,
333-33948, 333-59578, and 333-86588) of Occupational Health + Rehabilitation Inc of our report dated March 7, 2003, except for Notes 4 and 10 as to which the date is March 24, 2003, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 7, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2003